SECURITY AGREEMENT

THIS SECURITY AGREEMENT is entered into as of May 18, 2005, by and between TECH LINE JEWELRY INC., a California corporation, whose principal place of business is ____________________________ (the "Debtor"), and RACHEL ABRAMOV, AS TRUSTEE OF THE RAPHAEL ABRAMOV AND RACHEL ABRAMOV FAMILY TRUST, DATED AS OF JULY 31, 1999, JACK ABRAMOV and MONTY ABRAMOV, whose principal place of business is 9200 Sunset Boulevard, Suite 425, West Hollywood, California 90069 (collectively, the "Creditors").

This Security Agreement is entered into pursuant to that certain Stock Transfer Agreement, dated as of May 18, 2005, among the Debtor, the Creditors, and others (the "Stock Transfer Agreement").

The parties to this Security Agreement hereby agree and undertake as follows:

1.  Security Interest.  A security interest pursuant to the California Uniform Commercial Code is hereby created and provided for the Creditor in and attached to the personal property (the "Collateral") described in paragraph 2, below, to secure payment and performance of the Debtor's Obligations to the Creditors, as described in paragraph 3, below.  This Agreement shall continue in full force and effect until the Indebtedness, as defined below, is paid in full.

2.  The Collateral.  For the purpose of this Agreement, the term "Collateral" shall mean all money, accounts, deposit accounts, certificates of deposit, accounts receivable, notes receivable, general intangibles, furniture, fixtures or equipment, inventory, or other assets of every description of the Debtor, whether tangible or intangible, including, without limitation, proceeds of all insurance paid or payable to the Debtor, or other property, money or accounts resulting from the collection, sale, exchange, finance, refinance or other disposition of any property or assets of the Debtor, or any portion thereof or interest therein, and all proceeds thereof, whether presently existing or hereafter acquired by the Debtor, now or hereafter in the possession, custody, or control of the Debtor and (except as provided herein) all proceeds of said Collateral.  The Debtor agrees that the Creditors shall be permitted to file a Financing Statement (UCC-1) with the California Secretary of State with respect to such Collateral to perfect the interests of the Creditors hereunder.

3.  Indebtedness.  For the purpose of this Agreement, the term "Indebtedness" shall mean all sums owing by the Debtor to the Creditors pursuant to that certain Promissory Note Secured by Security Agreement, dated May 23, 2005, in the original principal amount of $1,200,000.00 (the "Promissory Note").

4.  Debtor's Obligations.  For the purpose of this Agreement, the term "Debtor's Obligations" means the Indebtedness described at paragraph 3, above, all sums and expenses (including attorney's fees, collection, legal and receiver's expense) advanced or incurred by the Creditors for or in connection with the Collateral, which the Debtor hereby promises to pay, all optional and obligatory advances to or for the Debtor (whether or not in excess of any stated maximum amounts), and all extensions and renewals thereof and howsoever evidenced, and the covenants and liabilities undertaken by the Debtor herein and in any other agreement with the Creditors.

5.  Obligations Toward the Collateral.  At all times while any Debtor's Obligation is outstanding the Debtor shall:

(i) maintain individual, accurate, and complete records of the Collateral, and upon demand give to the Creditors such information as requested concerning the Debtor's business and permit the Creditors to inspect and copy the records thereof;

(ii) properly and dutifully collect and enforce payment with respect to the Collateral and indemnify and save the Creditors harmless from all liability therefor, and keep the Collateral and the proceeds of any collection separate from the Debtor's other property, and account fully for and promptly deliver to the Creditors the proceeds of all collection as and when received and in such manner as the Creditors may direct from time to time;

(iii) keep the Collateral free of all levies, encumbrances, and other security interests, comply with all laws, statutes, and regulations pertaining to it, pay when due all taxes, charges, and other impositions on and for it or the Debtor's Obligations, promptly and duly observe and perform any contract or agreement pertaining to or a part of it, and keep it or require any goods which are security for or represented by it to be insured in amounts and on terms and with carriers acceptable to the Creditors and against such risks and casualties as the Creditors consider reasonable, customary or appropriate, and as trustee for the Creditors properly care for, house, store, and maintain it and any goods represented by or connected with it in good condition, free of misuse, abuse, waste, and deterioration; and

(iv) execute, file, record, and obtain such statements (including, without limitation, a financing statement form UCC-1) and all appropriate extensions thereof, notices and agreements and take such action and obtain such certificates and documents in accordance with all applicable laws, statutes, and regulations as necessary to perfect, evidence, preserve, and continue the Creditors' security interest in the Collateral.

6.  Additional Obligations.  During the term of this Agreement, the Debtor will not, without the Creditors' prior written consent:

(i) except as expressly provided herein, sell, exchange, dispose of, or create a security interest in the Collateral or the Debtor's rights therein, or make any compromise, adjustment, amendment, modification, settlement, substitution, or termination, of or in connection with it; or

(ii) permit anything to be done that may impair, or fail to do anything necessary or advisable to preserve, the value of the Collateral and the security, insurance coverage and proceeds intended for the Creditors.

7.  Default.  In the event of any default hereof or of the Promissory Note on the part of the Debtor, the Creditors at their election and in addition to all other rights, powers and privileges may:

(i) declare the unpaid balance, in whole or in part, of the Debtor's Obligations immediately due and payable without demand or notice and proceed by any legal means to collect same;

(ii) waive or remedy any default without waiving it or any prior or subsequent default; and/or

(iii) terminate any agreement for financial accommodation and sell the Collateral at public sale in the County where located or where this Agreement was made or at private sale and whether or not the Collateral was present at the place of sale.

8.  Care of the Collateral.  Such care as the Creditors give to the safekeeping of their own property of like kind shall constitute reasonable care of the Collateral when in the Creditors' possession; but the Creditors are not required to make presentment, demand, or protest, or to give notice, and need not take action to preserve or enforce any rights against prior parties, account debtors or others in connection with any obligation or evidence of indebtedness held as part of the Collateral or in connection with the Debtor's Obligations, and the Debtor waives, to the fullest extent permitted by law, the giving and receipt of all demands and notice whatsoever.

9.  Rights to the Collateral.  The Creditors, in their own or the Debtor's name and at any time without notice and at the Debtor's expense, may, but it is not obligated to:

(i) collect by any legal means all dividends, interest payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral;

(ii) enter into any extensions, reorganization, deposit, merger, consolidation, or other agreement pertaining to, or deposit, surrender, accept, hold, or apply other property in exchange for, the Collateral;

(ii) insure, process and preserve the Collateral;

(iv) transfer the Collateral to its own or nominee's name;

(v) make any compromise or settlement, and take any action it deems advisable, and exercise all the rights, powers, and remedies of an owner, with respect to the Collateral; and

(vi) after the Debtor has failed within a ten (10) day period of time to make any payment or perform any agreement undertaken by the Debtor after written demand therefor is made by the Creditors to the Debtor, make any payment and perform any agreement undertaken by the Debtor and expend such sums and incur such expense, including reasonable attorney's fees and legal expenses, as the Creditors reasonably deem advisable, and upon demand the Debtor will pay the same to the Creditors together with any deficiency or balance on the Debtor's Obligations remaining after any sale or other disposition of the Collateral by the Creditors, with interest at eight percent (8%) per annum or as agreed.

10.  Duties of the Debtor Regarding Insurance.  Throughout the term of this Agreement, the Debtor, at its expense:

(i) will give the Creditors prior written notice of any change of place of business and address thereof and all policies or certificates of insurance required for the Collateral;

(ii) hereby assigns to the Creditors any return or unearned premium becoming due on any insurance covering the Collateral and directs the insurers to pay same to the Creditors; and

(iii) irrevocably appoints the Creditors as the Debtor's attorney-in-fact to cancel any insurance and to endorse and sign any instrument payable to the Debtor or required to obtain any insurance premium or proceeds, and to take any action or privilege of the Creditors hereunder or to obtain, preserve, and enforce its security interest in the Collateral.

11.  Subordination.  The Creditors agree to subordinate the security interest granted hereunder to the interest of a bank or other commercial lender which makes one or more loans to the Debtor for the purpose of enabling the Debtor to operate or expand its business activities.  In connection with such subordination, the Creditors shall execute such agreements or other documents as may be reasonably requested by such banks or other lenders.

12.  Collateral Agent.  The Creditors agree that Jack Abramov shall act on the behalf of the Creditors and shall have the power to bind the Creditors for any action in connection with or related to the Indebtedness and the Collateral.

13.

Special Provisions.

(i)  Time is of the essence.  Acceptance of partial or delinquent payments or failure to exercise any right, power or remedy shall not waive any obligation of the Debtor or modify this Agreement.  The Creditors, their successors and assigns, have all rights, powers and remedies herein and as provided by law, including those of a secured party under the California Uniform Commercial Code, and may exercise the same and effect any set-off and proceed against the Collateral or other security for the Debtor's Obligations at any time notwithstanding any cessation of the Debtor's liability or running of any statute of limitations, which the Debtor hereby waives to the fullest extent permitted by law.

(ii)  When required, proceeds of collections on the Collateral received by the Debtor shall be deposited for collection in a Collateral Deposit Account with a bank approved by the Creditors subject to withdrawal by the Creditors only, and from time to time applied to the Debtor's Obligations and until applied the same shall be held as Collateral hereunder.  The Creditors may terminate this Agreement as to future transactions by mailing written notice thereof to the Debtor, and the Debtor may so terminate the same by giving written notice thereof to the Creditors at the Creditors' principal place of business; but such termination shall not affect and this Agreement shall be fully operative as to all Collateral received pursuant to or in connection with this Agreement before such mailing or receipt by the Creditors of such notice of termination.  The Creditors' acceptance hereof constitutes its agreement hereto.  Upon termination of the security interest created hereunder, the Creditors shall (without additional compensation) promptly take such actions as shall be reasonably requested by the Debtor to release the Collateral from such security interest.

[Signature Page Follows]

In Witness Whereof, the undersigned Debtor and Creditors have executed this Agreement, consisting of 6 pages, including this page, as of the date first above written.

DEBTOR:

TECH LINE JEWELRY, INC., a California corporation

By:

_____________________________

CREDITORS:

    ____________________________________

RACHEL ABRAMOV, AS TRUSTEE OF THE RAPHAEL ABRAMOV AND RACHEL ABRAMOV FAMILY TRUST, DATED AS OF JULY 31, 1999

______________________________

JACK ABRAMOV

______________________________

MONTY ABRAMOV

Tech Line Jewelry, Inc.

Security Agreement

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